EX-99.h.6

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNLNY VARIABLE FUND I LLC, a Delaware limited liability company ("Fund").

         WHEREAS, the Administrator and the Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNLNY Variable Fund I LLC (each a "Fund"); and

         WHEREAS, pursuant to the Agreement, each Fund agreed to pay the Administrator for the services provided and the expenses assumed by each Fund as set forth in Schedule B to the Agreement, and the Administrator agreed to accept such fee as full compensation under the Agreement for such services and expenses which included charges for services and expenses of each Fund's legal counsel; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2003, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September, 2003, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the Fund have caused this Amendment to be executed as of this 25th day of September, 2003.

JACKSON NATIONAL ASSET                               JNLNY VARIABLE FUND I LLC
MANAGEMENT, LLC


By:                                                  By:
     ---------------------------------------              ---------------------------------------

Name:   Mark D. Nerud                                Name: Robert A. Fritts
        ------------------------------                     -----------------------------

Title:   Chief Financial Officer                     Title:  President
        ----------------------------------                   ---------------------------

                                   SCHEDULE A
                            DATED SEPTEMBER 25, 2003

JNL/Curian The DowSM 5 Fund
JNL/Curian The DowSM 10 Fund
JNL/Curian The S&P(R) 10 Fund
JNL/Curian Global 15 Fund
JNL/Curian Select 25 Fund
JNL/Curian Small Cap Fund
JNL/Curian Technology Sector Fund
JNL/Curian Pharmaceutical/Healthcare Sector Fund
JNL/Curian Financial Sector Fund
JNL/Curian Energy Sector Fund
JNL/Curian Consumer Brands Sector Fund
JNL/Curian Communications Sector Fund

                                   SCHEDULE B
                            DATED SEPTEMBER 25, 2003


         Funds                                                Fee
         -----                                                ---

JNL/Curian The DowSM 5 Fund                                   .15%
JNL/Curian The DowSM 10 Fund                                  .15%
JNL/Curian The S&P(R) 10 Fund                                 .15%
JNL/Curian Global 15 Fund                                     .20%
JNL/Curian Select 25 Fund                                     .15%
JNL/Curian Small Cap Fund                                     .15%
JNL/Curian Technology Sector Fund                             .15%
JNL/Curian Pharmaceutical/Healthcare Sector Fund              .15%
JNL/Curian Financial Sector Fund                              .15%
JNL/Curian Energy Sector Fund                                 .15%
JNL/Curian Consumer Brands Sector Fund                        .15%
JNL/Curian Communications Sector Fund                         .15%